Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Strengthens Patent Portfolio in Effort to Commercialize First-of-their-Kind Technologies for Generating Clean Electricity

Columbia, MD – December 19, 2011 – New Energy Technologies, Inc. (OTCQB: NENE) today announced that significant advancements to the Company’s first-of-their-kind systems for generating sustainable electricity have prompted more than 33 new international and US patent filings in 2011, bolstering its portfolio to 43 patent submissions to-date.

“Earlier this year, we took proactive steps to confidently escalate the development of our brand-new clean and sustainable energy technologies to a fast paced, deliberate path towards commercialization,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “In so doing, we’ve worked to construct an increasingly deep foundation of intellectual property to help protect the many discoveries, inventions, methods, processes, and materials that our research and engineering teams have developed in our bid to advance these technologies towards product and commercial launch.  The net result is the filing of several dozen patents this year.”

Today’s announcement follows the successful public demonstration of important technical, prototyping, and product development achievements related to New Energy’s novel technologies, namely:

•	MotionPower™, a roadway embedded system which creatively captures and converts kinetic energy from decelerating vehicles into usable electricity; and
•
SolarWindow™, capable of generating clean electricity on see-through glass windows, by making use of the energy of natural sunlight and artificial sources such as fluorescent and LED lighting typically installed in offices, schools, and commercial buildings.

SolarWindow™ - Turning Windows into See-Through Power Generators
New Energy’s SolarWindow™ successfully produced sufficient voltage to power lights and generated enough current to operate a mechanical device at a high-profile public demonstration attended by mainstream media, scientists, academics, industry participants, and investors.  During the demonstration event, attendees witnessed SolarWindow™ not only generate electrical power from exposure to sunlight but also from artificial fluorescent light - an attribute unique to New Energy’s SolarWindow™.

SolarWindow™ template for electricity-generating coatings, under development. Photographer: Steven Watts
Scientists developing SolarWindow™ achieved major research goals this year, resulting in the fabrication of New Energy’s first ever 1’X1’ prototype and the ability to make use of coating techniques which could allow for high-speed and high-volume manufacturing.  Both steps are necessary to demonstrating commercial scalability.

SolarWindow™ inventions and discoveries include coatings which generate electricity while remaining see-through when sprayed onto glass and flexible plastics.  This month, researchers discovered a new solution-coating technique for applying New Energy’s electricity-generating coatings onto glass windows; this process has already been demonstrated as compatible with  roll-to-roll (R2R) high-speed and high-volume fabrication methods, potentially providing for very large-scale manufacturing.

In order to accommodate R2R commercial manufacturing, coatings must be suitable for application onto flexible materials and be capable of being applied consistently at high speeds.  Earlier this year, New Energy researchers successfully applied the Company’s electricity-generating coatings onto flexible plastic (PET).  Scientists anticipate that commercially developed electricity-generating flexible plastic could be deployed as tinted window film, which would remain see-through while generating electrical power.

In commercial applications, such as the building facades of office towers, engineers conservatively estimate that installation of New Energy’s SolarWindow™ could generate more than 300 percent energy savings over conventional rooftop solar photovoltaic (PV) systems.  Key to maximizing energy production, SolarWindow™ can be applied to the extensive glass surfaces on commercial skyscrapers, an important advantage over conventional solar PV systems confined to installation on space-prohibitive rooftops.

By way of example, engineers modeling a 40-story building, similar to Tampa, Florida’s landmark 100 North Tampa estimate annual cost-savings of $40,000 to $70,000 when installing New Energy’s SolarWindow™ to exposed window facades.  In contrast, mounting today’s popular poly-crystalline silicon modules on the rooftop produces only an estimated $20,000 in energy savings per year.

MotionPower™ - Driving Innovative Clean Energy Solutions
Last month, New Energy Technologies, Inc. and the City of Roanoke, VA successfully debuted the Company’s latest MotionPower™ technology advancements to nearly 6,000 visitors.  As drivers slowed down or came to a stop, their vehicle tires depressed small rumble strip-like treadles, allowing for the capture of kinetic energy. This captured energy was converted to electricity, which powered a series of brightly illuminated lights displayed to drivers.

Engineering estimates show an optimized and installed MotionPower™ system experiencing a traffic pattern similar to the 6-hour debut event, could produce enough sustainable electricity to power lights for the average American home for an entire day.

The prospect of generating electricity from the motion of slowing vehicles is made possible by numerous patent developments.  Among significant MotionPower™ technology advancements this year, is the ability to capture increasingly greater kinetic energy from slowing vehicles without creating driver or passenger discomfort, and the capacity to convert a greater amount of this captured energy into electricity. Engineers also developed higher performance, more durable, and less costly parts, materials, and components essential to reducing manufacturing costs while meeting commercial needs. Importantly, engineers continue to study and plan the design for new and improved methods for storing the electricity generated by MotionPower™.

Both MotionPower™ and SolarWindow™ technologies are under development for eventual commercial deployment.
MotionPower™-Express prototype debuted in Roanoke, VA.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 33 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
 SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of 10 patent applications.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

To receive future press releases via email, please visit:
http://www.newenergytechnologiesinc.com/investor_alert

To view the full HTML text of this release, please visit:
http://www.newenergytechnologiesinc.com/NENE20111219

For media inquiries please contact Jerry Schranz at jschranz@beckermanpr.com, or visit our Media Relations page for additional contact information:
http://www.newenergytechnologiesinc.com/media_relations

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.